Exhibit 99.3
June 5, 2008
Board of Directors
Stone Energy Corporation
625 East Kaliste Saloom Rd.
Lafayette, Louisiana 70508
Members of the Board:
     We hereby consent to the inclusion of our opinion letter, dated April 29, 2008, to the Board of Directors of Stone Energy Corporation (“Stone”) as Annex B to, and reference thereto under the captions “SUMMARY—Opinions of Financial Advisors—Opinion of Stone’s Financial Advisor” and “THE MERGER—Opinion of Stone’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving Stone and Bois d’ Arc Energy, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Stone. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

TUDOR, PICKERING, HOLT & CO. SECURITIES, INC.
By:	/s/ Maynard Holt
	Name:	Maynard Holt
	Title:	Co-President